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                                                                     EXHIBIT 4.1

                                  ABAXIS, INC.

                        SECURITIES SUBSCRIPTION AGREEMENT

     THIS SECURITIES SUBSCRIPTION AGREEMENT (the "Agreement") is made as of October 4, 2000, between Abaxis, Inc., a California corporation ("Seller") and the subscribers listed on the Schedule of Subscribers attached hereto as
Schedule I (a "Subscriber" or collectively, the "Subscribers"). Each Subscriber hereby represents and warrants to, and agrees with Seller as follows:

     1.   Agreement to Subscribe; Subscription Price.

          (a) Number of Shares; Purchase Price. Subscribers hereby agree to purchase from Seller up to 10,000 shares of its Series D Preferred Stock (the "Shares") at a purchase price of $1000 per share (the "Purchase Price"). The rights, restrictions, privileges and preferences of the Shares are as set forth in the Certificate of Determination of Rights, Restrictions (the "Certificate of Determination") attached hereto as Exhibit A.

          (b) Sale and Issuance of the Shares. Subject to the terms and conditions hereof, at the Closing Date (as defined below), Seller will issue and sell to each Subscriber and each Subscriber agrees, severally and not jointly, to subscribe from Seller that number of the Shares set forth opposite each Subscriber's name on Schedule I. Subscribers shall pay the Purchase Price by delivering good funds in United States Dollars to the Escrow Agent (as defined below) for closing by delivery of securities versus payment on October 4, 2000 or at such time as is mutually acceptable to both parties (the "Closing Date").

          (c) Issuance of Warrants. In consideration of the subscription of the Shares, Seller agrees to issue to each Subscriber, a warrant to purchase the number of shares of the Seller's Common Stock equal to the number determined by multiplying (i) 50 by (ii) the number of Shares purchased by the Seller, such warrant to be substantially in the form attached hereto as Exhibit B (the "Warrants").

          (d) Conditions to Obligations of Seller. Seller's obligation to sell the Shares and to issue the Warrants to a Subscriber is conditioned upon the following:

               (i) The receipt and acceptance by Seller of this Agreement for the sale of the Shares and the issuance of the Warrants, as evidenced by the execution of this Agreement by authorized officers of Subscriber.

               (ii) The delivery to the Escrow Agent by each Subscriber of good funds in the amount of the Purchase Price for the Shares.

               (iii) The Certificate of Determination shall have been filed with, and accepted by, the Secretary of State of the State of California.

          (e) Conditions to Obligations of Subscriber. Subscriber's obligation to purchase the Shares from Seller is conditioned upon the following:

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               (i)  The receipt and acceptance by Subscribers of this Agreement for the purchase of the Shares, as evidenced by the execution of this Agreement by authorized officers of Seller.

               (ii) The delivery to the Escrow Agent by Seller of one or more stock certificates of Seller representing, in aggregate, the number of Shares purchased by each of the Subscribers and conforming in all material respects to the requirements of this Agreement.

               (iii) The delivery at Closing of a certificate from an authorized officer of Seller certifying that Seller's representations and warranties hereunder are true and correct as of the closing date.

               (iv) The Certificate of Determination shall have been filed with, and accepted by, the Secretary of State of the State of California.

          (f) Deliveries. The Purchase Price for the Shares will be directed to the Trust Account of Gray Cary Ware & Freidenrich LLP (Account #6470017579),
Attn: Andrew Zeif, Esq., as Escrow Agent, Union Bank of California, 400 University Avenue, Palo Alto, CA 94301, ABA #122000496, on or before the Closing Date. The subscription price for the Shares will, upon deposit into and collection for the above account, be delivered to Seller by certified check or by wire transfer, subject to prior delivery to said Escrow Agent of certificates representing the purchased Shares in accordance with the terms of this Agreement. Upon execution of said transfer, the Escrow Agent shall deliver the certificates representing the purchased Shares to the Subscriber in accordance with the Subscriber's instructions.

          (g) Indemnification of Escrow Agent. Seller and Subscriber each agrees, jointly and severally, to indemnify and hold harmless the Escrow Agent from any and all claims, liabilities, losses, actions, suits, or proceedings, at law or in equity, that it may incur by reason of its acting as escrow agent as described herein (including but not limited to expenses reasonably incurred in investigating, preparing or defending against any litigation, commenced); provided, however, that the provisions of this paragraph shall not apply in the event of any claim, liability, loss, action, suit, of proceeding resulting from the gross negligence or willful misconduct of the Escrow Agent.

     2. Subscriber Representations, Access to Information; Independent Investigation.

          Each Subscriber severally and not jointly, represents and warrants to Seller as follows:

          (a)  Subscriber's Qualifications. Subscriber

               (i) is an "accredited investor" within the meaning of Securities and Exchange Commission ("SEC") Rule 501 of Regulation D, as presently in effect;

               (ii) has the full right, power and authority to enter into this Agreement and to carry out and consummate the transactions contemplated herein and this Agreement constitutes the legal, valid and binding obligation of Subscriber;

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               (iii) is purchasing the Shares and the Warrants initially for its own account, for investment purposes only and not with the view towards distribution or reselling of such Shares and the Warrants or any part thereof;

               (iv) has a preexisting personal or business relationship with Seller and/or certain of its officers and/or directors of a nature and duration sufficient to make Subscriber aware of the character, business acumen and general business and financial circumstances of Seller and/or such officers and directors. By reason of Subscriber's business or financial experience, Subscriber is capable of evaluating the merits and risks of this investment, has the ability to protect Subscriber's own interests in this transaction and is financially capable of bearing a total loss of this investment; and

               (v) Subscriber understands that (i) the Shares and the Warrants are being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws,
(ii) the Shares and the Warrants have not been registered with any United States federal or state securities commissions and (iii) Seller is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of Subscriber set forth herein in order to determine the applicability of such exemptions and the suitability of Subscriber to acquire the Shares and the Warrants.

          (b) Public Information Subscriber has received copies of the Seller's most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission and all Quarterly Reports on Form 10-Q and all Current Reports on Form 8-K filed thereafter (collectively the "SEC Filings"), and other publicly available documents and has carefully reviewed these SEC Filings.

          (c) Legal Compliance. Subscriber has satisfied itself as to the full observance of the laws of its jurisdiction in connection with any invitation to subscribe for the Shares and the Warrants or any use of this Agreement, including (i) the legal requirements within its jurisdiction for the purchase of the Shares and the Warrants, (ii) any foreign exchange restrictions applicable to such purchase, (iii) any governmental or other consents that may need to be obtained and (iv) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale, or transfer of the Shares and the Warrants. Subscriber's subscription and payment for, and its continued ownership of the Shares and the Warrants, will not violate any applicable securities or other laws of its jurisdiction.

          (d) Due Diligence. Subscriber and its representatives have been solely responsible for Subscriber's own "due diligence" investigation of Seller and its management and business, for its own analysis of the merits and risks of this investment, and for its own analysis of the fairness and desirability of the terms of the investment. In taking any action or performing any role relative to the arranging of the proposed investment, Subscriber has acted solely in its own interest, and neither Subscriber nor any of its representatives has acted as an agent of Seller.

          (e) No Consents or Approvals. No consent, approval or authorization of or designation, declaration or filing with any governmental authority on the part of Subscriber is required in connection with the valid execution, delivery and performance of this Agreement.

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     3.   Seller Representations.

          (a) Rights, Preferences, Privileges and Restrictions. The rights, preferences, privileges and restrictions of the Shares are substantially as set forth in the Certificate of Determination or in this Agreement.

          (b) Legal Compliance. Seller is in compliance, to the extent applicable, with all reporting obligations under either Section 12(b), 12(g) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Seller has registered its Common Stock pursuant to Section 12 of the Exchange Act and the Common Stock trades on the Nasdaq National Market System.

          (c) Concerning the Shares. The Shares and additional shares of Common Stock issuable upon exercise of the Warrants when issued and delivered hereunder will be duly and validly authorized and issued, fully paid and non-assessable and free from preemptive rights.

          (d) Subscription Agreement. This Agreement has been duly authorized, validly executed and delivered on behalf of the Seller and is a valid and binding agreement in accordance with its terms, subject to general principles of equity and to bankruptcy or other laws affecting the enforcement of creditors' rights generally.

          (e) Non-Contravention. The execution and delivery of this Agreement and the consummation of the issuance of the Shares and the transactions contemplated by this Agreement do not and will not conflict with or result in a material breach by Seller of any of the terms or provisions of, or constituent default under, the articles of incorporation or by-laws of Seller, or any indenture, mortgage, deed of trust or other material agreement or instrument to which Seller is a party or by which it or any of its properties or assets are bound, or any existing applicable law, rule or regulation or any applicable decree, judgment or order of any court, United States federal or state regulatory body, administrative agency or other governmental body having jurisdiction over Seller or any of its properties or assets.

          (f) Approvals. Seller is not aware of any authorization, approval or consent of any governmental body which is legally required for the issuance and sale of the Shares and the Warrants as contemplated by this Agreement.

     4.   Restrictive Legend.

          (a) The Shares and the Warrants have been issued with the following legend (the "Legend") appearing thereon:

          Federal Legend. THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED OR HYPOTHECATED UNLESS THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT COVERING SUCH SECURITIES, THE TRANSFER IS MADE IN COMPLIANCE WITH RULE 144 PROMULGATED UNDER SUCH ACT OR THE SELLER RECEIVES AN OPINION OF COUNSEL FOR THE HOLDER OF THESE SECURITIES REASONABLY

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          SATISFACTORY TO THE SELLER, STATING THAT SUCH SALE, TRANSFER,
          ASSIGNMENT OR HYPOTHECATION IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SUCH ACT.

          (b) Transferability. Seller need not register a transfer of any Shares, and may also instruct its transfer agent not to register the transfer of the Shares.

     5.   Registration Rights.

          (a) Registration. As soon as practicable after the Closing Date, and not more than forty-five (45) days thereafter, Seller shall file a registration statement on Form S-3 (or any successor form) with respect to shares of Abaxis Common Stock issuable upon conversion of the Shares or exercise of Warrants (such registration statement and any successor or substitute registration statement is herein referred to as the "Registration Statement"). Seller shall use its best efforts to cause such Registration Statement to become effective as promptly as practicable and to maintain the effectiveness of the Registration Statement (and to maintain the current status of the prospectus contained therein) until the earlier of (i) the date one year from the Closing Date or
(ii) when all the Shares have been resold pursuant to an effective Registration Statement. It shall be a condition precedent to the right of any Subscriber to sell Shares under the Registration Statement and the obligation of Seller to file the Registration Statement that such Subscriber shall have furnished to Seller such information regarding itself, the Shares held by it, the intended method of distribution of such securities and any additional information as shall be required to be included in the Registration Statement with respect to such Shares. Seller shall provide each Subscriber with a copy of each Registration Statement, each amendment or supplement thereto, and the prospectus contained therein (as amended and/or supplemented).

     6.   Miscellaneous.

          (a) Entire Agreement. Except as specifically referenced herein, this Agreement constitutes the entire contract between the parties, and neither party shall be liable or bound to the other in any manner by any warranties, representations or covenants except as specifically set forth herein. Any previous agreement among the parties related to the transactions described herein is superseded hereby. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties hereto. Nothing in this Agreement, express or implied, is intended to confer upon any party, other than the parties hereto, and their respective successors and assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided herein.

          (b) Governing Law. This Agreement shall be governed by, and interpreted in all respects by, the laws of the State of California as such laws are applied to agreements between California residents entered into and to be performed entirely within California.

          (c) Survival. The representations, warranties, covenants and agreements made herein shall survive the execution of this Agreement and the closing of the transactions contemplated hereby.

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          (d)  No Brokers. Subscriber (i) represents and warrants to the Seller that it has retained no finder or broker in connection with the transactions contemplated by this Agreement and (ii) hereby agrees to indemnify and to hold Seller harmless of and from any liability for any commission or compensation in the nature of a finder's fee to any broker or other person of firm (and the costs and expenses of defending against such liability or asserted liability) for which it, or any of its employees or representatives, are responsible.

          (e) Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.


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     IN WITNESS WHEREOF, the parties hereto have caused this Offshore Securities
Subscription Agreement to become effective this 4th day of October, 2000.

ABAXIS, INC.


By: /s/ Donald Stewart
    -----------------------
     Donald Stewart
     Vice President, Finance and
     Chief Financial Officer

SUBSCRIBER

By:
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Name:
      ----------------------------
Title:
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